EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
-------------------------------------------------------

Exhibit A:
SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:  February 16, 2001
Underwriter Purchased From: Credit Suisse First Boston Corp. Name of Issuer/Issue: Land America Financial Group, Inc./Common Stock
Principal Amount of Offering: 7,707,856 Shares
Price/Spread: $36.00/$1.665
Amount Purchased by the Fund:  2,400 Shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.       x      	Securities are (i) part of an issue
registered under the Securities Act of 1933 that is
being offered to the public, (ii) Eligible Municipal
Securities,  (iii) sold in an Eligible Foreign
Offering, or (iv) sold in an Eligible Rule 144A
Offering.
2.       x     	The purchase for the Fund was made prior to the
end of the first full business day on which any sales
are made, and, if the securities are offered for
subscription upon exercise of rights, on or before the
fourth day preceding the day on which the rights
offering terminates.
3.       x    The underwriting was a firm commitment
underwriting.
4.       x    The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.       x    Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.       x    The amount of securities of any class purchased by
the Fund, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.       x    The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Fund or (b) a
person of which any of the persons noted in (a) is an
affiliated person.
8.       x    If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

Fund Name:  Wynstone Fund, L.L.C.                          .
Name: Michael T. O'Brien		Date:    February 20, 2001
Title:   President, KRW Asset Management, Inc.




SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase: June 20, 2001
Underwriter Purchased From:  Morgan Stanley & Co.
Name of Issuer/Issue:  The Phoenix Companies, Inc.
Principal Amount of Offering: 48,800,000 Shares/Common Stock Price/Spread: $17.50/$0.945
Amount Purchased by the Fund:  200 Shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.       x      	Securities are (i) part of an issue
registered under the Securities Act of 1933 that is
being offered to the public, (ii) Eligible Municipal
Securities,  (iii) sold in an Eligible Foreign
Offering, or (iv) sold in an Eligible Rule 144A
Offering.
2.       x    The purchase for the Fund was made prior to the
end of the first full business day on which any sales
are made, and, if the securities are offered for
subscription upon exercise of rights, on or before the
fourth day preceding the day on which the rights
offering terminates.
3.       x    The underwriting was a firm commitment
underwriting.
4.       x    The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.       x    Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.       x    The amount of securities of any class purchased by
the Fund, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.       x    The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Fund or (b) a
person of which any of the persons noted in (a) is an
affiliated person.
8.       x    If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

Fund Name:  Wynstone Fund, L.L.C.                          .
Name: Michael T. O'Brien		Date:    June 21, 2001
Title:   President, KRW Asset Management, Inc.

  	Eligible Municipal Securities means "municipal securities," as defined in Section 3(a)(29) of the Exchange
Act, that have received an investment grade rating from at least one NRSRO; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.